Exhibit 99.1

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS IN LINE WITH PREVIOUSLY ANNOUNCED PRELIMINARY RESULTS

COMPLETES AMENDMENT OF CREDIT AGREEMENT PROVIDING

ADDITIONAL LIQUIDITY

ANNOUNCES THE PLANNED CLOSURE OF ITS PRODUCTION FACILITY

IN TORRANCE, CALIFORNIA

Chicago, August 8, 2019 – LSC Communications, Inc. (NYSE: LKSD) today reported financial results for the second quarter of 2019.

Financial Highlights:

•	Completed amendment to credit agreement provides additional liquidity

•	Announced plan to close production facility in Torrance, California, and sell the land and building resulting in net proceeds of approximately $35 million

•	Net cash provided by operating activities of $27 million in the second quarter of 2019, compared to net cash used in operating activities of $2 million in the second quarter of 2018

•	Non-GAAP free cash flow of $6 million, compared to ($19) million in the second quarter of 2018

•	Net sales of $869 million compared to $943 million in the second quarter of 2018

•	Organic net sales decrease of 4.2% from the second quarter of 2018

•	GAAP net loss of $24 million, or $0.69 per diluted share, compared to net income of $8 million, or $0.23 per diluted share in the second quarter of 2018

•	Non-GAAP net income of $2 million, or $0.08 per diluted share, compared to non-GAAP net income of $17 million, or $0.48 per diluted share in the second quarter of 2018

•	Non-GAAP adjusted EBITDA of $53 million, or 6.1% of net sales, compared to $77 million, or 8.2% of net sales, in the second quarter of 2018

“As we reduce costs, enhance our financial flexibility, and focus on initiatives designed to deepen our customer relationships, I am confident we will further strengthen our position within the industry.” said Thomas J. Quinlan III, LSC Communications’ Chairman, President and Chief Executive Officer. “As a standalone company operating in an evolving industry, we are taking decisive steps to better position the Company for the future.”

Net Sales

Second quarter net sales were $869 million, down $74 million, or 7.7%, from the second quarter of 2018. After adjusting for acquisitions, dispositions, changes in foreign exchange rates and pass-through paper sales, organic net sales decreased 4.2% from the second quarter of 2018. The decrease in organic net sales was largely due to lower volume in Magazines, Catalogs and Logistics, as well as Office Products, partially offset by volume growth in Book and price increases in Office Products.

GAAP Net Loss

The second quarter 2019 net loss was $24 million, or $0.69 per diluted share, compared to net income of $8 million, or $0.23 per diluted share, in the second quarter of 2018. The second quarter 2019 net loss included after-tax charges of $26 million, primarily due to the impairment of intangible assets in the Magazines, Catalogs and Logistics segment and other restructuring costs. The second quarter 2018 net income included after-tax charges of $9 million. These after-tax charges are excluded from the presentation of non-GAAP net income. Additional details regarding the amount and nature of these adjustments and other items are included in the attached schedules.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

Non-GAAP Adjusted EBITDA and Non-GAAP Net Loss

Non-GAAP adjusted EBITDA in the second quarter of 2019 was $53 million, or 6.1% of net sales, compared to $77 million, or 8.2% of net sales, in the second quarter of 2018. The decrease in non-GAAP adjusted EBITDA was primarily due to volume declines in the Magazines, Catalogs and Logistics segment.

Non-GAAP net income totaled $2 million, or $0.08 per diluted share, in the second quarter of 2019 compared to non-GAAP net income of $17 million, or $0.48 per diluted share in the second quarter of 2018. Reconciliations of net loss to non-GAAP adjusted EBITDA and non-GAAP net income are presented in the attached schedules.

2019 Guidance

The Company’s full-year guidance for 2019 has not changed from the guidance provided on July 23, 2019 and is included in the table below.

Guidance
Net sales	$3.45 to $3.55 billion
Non-GAAP adjusted EBITDA	$200 to $240 million
Net pension income	$35 million
Non-GAAP adjusted EBITDA excluding net pension income	$165 to $205 million
Depreciation and amortization	$115 to $125 million
Interest expense	$75 to $79 million
Non-GAAP effective tax rate	30% to 35%
Capital expenditures	$75 to $85 million
Free cash flow (1)	$60 to $100 million
Diluted share count	34 to 35 million

(1)

Free cash flow is defined as net cash provided by operating activities less capital expenditures. The 2019 Free Cash Flow Guidance includes $45 million of gross proceeds received in connection with the Merger Agreement termination fee, less estimated transaction costs of approximately $20 to $25 million. The $35 million expected net proceeds from the sale of the land and building in Torrance, California is not included in free cash flow.

Certain components of the guidance given in the table above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals,

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

losses on debt extinguishment, merger-related expenses and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that excluding such items is likely to be significant to an assessment of the Company’s ongoing operations, given that such excluded items are not indicators of business performance.

Credit Agreement Amendment

On August 2, 2019, the Company entered into an amendment to its credit agreement to, among other things, decrease the minimum Interest Coverage Ratio and increase the maximum Consolidated Leverage Ratio, as defined in the agreement, which would have increased the net available liquidity under the revolving credit facility as of June 30, 2019 notwithstanding the reduction in the revolving credit facility aggregate principal amount from $400 million to $300 million, which was also effected through the amendment. The amendment also removed the general allowance to pay annual dividends up to $50 million, as well as other changes that generally further restrict the Company’s ability to incur additional indebtedness, create liens and make investments and acquisitions. The maturity date of the revolving credit facility remains September 30, 2021, and the outstanding principal amount, required amortization payments and maturity date of the term loan facility remains the same. Additional details regarding the credit agreement amendment can be found in the current report on Form 8-K filed by the Company on August 5, 2019.

Facility Closure

The Company recently announced the planned closure of its production facility in Torrance, California. The Company has entered into an agreement to sell the land and building in Torrance and expects to receive net proceeds of approximately $35 million.

Conference Call

LSC Communications will host a conference call and live webcast to discuss its second quarter results today, Thursday, August 8, at 8:30 a.m. Eastern Time (7:30a.m. Central Time). The live webcast will be accessible on LSC’s website, www.lsccom.com, or through this link.

Individuals wishing to dial in to the call or access the live webcast must register in advance. After registering, participants will receive dial-in numbers, a passcode, and a link to access the live event.

A webcast replay will be archived on LSC’s web site for 90 days after the call.

About LSC Communications

With a rich history of industry experience, innovative solutions and service reliability, LSC Communications (NYSE: LKSD) is a global leader in print and digital media solutions. Our traditional and digital print-related services and office products serve the needs of publishers, merchandisers and retailers around the world. With advanced technology and a consultative approach, our supply chain solutions meet the needs of each business by getting their content into the right hands as efficiently as possible.

For more information about LSC Communications, visit www.lsccom.com.

Investor Contact

Janet M. Halpin, Senior Vice President, Treasurer & Investor Relations

E-mail: investor.relations@lsccom.com

Tel: 773.272.9275

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, such as non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP net income/loss and free cash flow, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provides useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by factors such as depreciation and amortization methods, historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales, the Company believes that non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin and non-GAAP net income/loss can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including risks associated with the ability of LSC Communications to perform as expected as a separate, independent entity and risks associated with the volatility and disruption of the capital and credit markets, and adverse changes in the global economy. Readers are strongly encouraged to read the full cautionary statements contained in LSC’s filings with the SEC. LSC disclaims any obligation to update or revise any forward-looking statements.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Condensed Consolidated Balance Sheets

As of June 30, 2019 and December 31, 2018

(in millions, except share and per share data)

(UNAUDITED)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$17	$21
Receivables, less allowances for doubtful accounts of $15 in 2019 (2018 - $14)	582	617
Inventories	213	197
Income tax receivable	7	4
Prepaid expenses and other current assets	36	28

Total Current Assets	855	867

Property, plant and equipment-net	485	508
Goodwill	103	103
Other intangible assets-net	130	156
Right-of-use assets for operating leases	188	—
Deferred income taxes	30	27
Other noncurrent assets	88	93

Total Assets	$1,879	$1,754

Liabilities
Accounts payable	$347	$372
Accrued liabilities	188	199
Short-term debt and current portion of long-term debt	192	108
Short-term operating lease liabilities	46	—

Total Current Liabilities	773	679

Long-term debt	639	659
Pension liabilities	100	132
Restructuring and multi-employer pension liabilities	42	45
Long-term operating lease liabilities	148	—
Other noncurrent liabilities	51	61

Total Liabilities	1,753	1,576

Commitments and Contingencies
Equity
Common stock, $0.01 par value
Authorized: 65,000,000
Issued: 35,583,329 shares in 2019 (2018: 35,029,565)	—	—
Additional paid-in capital	832	828
Accumulated deficit	(209)	(42)
Accumulated other comprehensive loss	(472)	(584)
Treasury stock, at cost: 2,032,134 shares in 2019 (2018: 1,888,205)	(25)	(24)

Total Equity	126	178

Total Liabilities and Equity	$1,879	$1,754

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$869	$943	$1,714	$1,872

Cost of sales (1)	750	798	1,485	1,606
Selling, general and administrative expenses (SG&A) (1)	80	82	165	165
Restructuring, impairment and other charges-net	24	11	37	17
Depreciation and amortization	31	34	62	72

(Loss) income from operations	(16)	18	(35)	12

Interest expense-net	19	18	38	38
Settlement of retirement benefit obligations	1	—	136	—
Investment and other (income)-net	(9)	(13)	(19)	(24)

(Loss) income before income taxes	(27)	13	(190)	(2)

Income tax (benefit) expense	(3)	5	(40)	1

Net (loss) income	$(24)	$8	$(150)	$(3)

Net (loss) income per common share:
Basic net (loss) income per share	$(0.69)	$0.24	$(4.48)	$(0.09)
Diluted net (loss) income per share	$(0.69)	$0.23	$(4.48)	$(0.09)
Weighted-average number of common shares outstanding:
Basic	33.5	34.0	33.4	34.3
Diluted	33.5	34.3	33.4	34.3
Additional information:
Gross margin (1)	13.7%	15.4%	13.4%	14.2%
SG&A as a % of net sales (1)	9.2%	8.7%	9.6%	8.8%
Operating margin	nm	1.9%	nm	0.6%
Effective tax rate	13.3%	35.3%	21.3%	(35.7%)

(1)	Exclusive of depreciation and amortization

nm = not meaningful

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended June 30, 2019 and 2018

(in millions)

(UNAUDITED)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
GAAP net (loss)	$(170)	$(24)	$(126)	$(16)	$(4)

Adjustments:
Restructuring, impairment and other charges - net (1)	55	24	13	17	1
Settlement of retirement benefit obligations (2)	136	1	135	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions (3)	20	5	7	6	2
Purchase accounting adjustments (4)	—	—	—	(1)	1
Depreciation and amortization	128	31	31	32	34
Interest expense - net	80	19	19	21	21
Income tax (benefit) expense (5)	(8)	(3)	(37)	(3)	35

Total Non-GAAP adjustments	411	77	168	72	94
Non-GAAP adjusted EBITDA	$241	$53	$42	$56	$90

Net sales	$3,668	$869	$845	$939	$1,015
Non-GAAP adjusted EBITDA margin %	6.6%	6.1%	5.0%	6.0%	8.9%

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
GAAP net (loss) income	$(64)	$8	$(11)	$(58)	$(3)

Adjustments:
Restructuring, impairment and other charges - net (1)	119	11	6	42	60
Separation-related expenses (6)	1	—	—	—	1
Expenses related to acquisitions, the Merger Agreement and dispositions (3)	6	1	1	2	2
Purchase accounting adjustments (4)	2	—	3	(2)	1
Loss on debt extinguishment (7)	3	—	—	3	—
Depreciation and amortization	153	34	38	42	39
Interest expense - net	77	18	20	20	19
Income tax expense (benefit)	14	5	(4)	36	(23)

Total Non-GAAP adjustments	375	69	64	143	99
Non-GAAP adjusted EBITDA	$311	$77	$53	$85	$96

Net sales	$3,806	$943	$929	$999	$935
Non-GAAP adjusted EBITDA margin %	8.2%	8.2%	5.7%	8.5%	10.3%

(1)

Restructuring, impairment and other charges-net: Restructuring charges for employee termination costs, lease terminations, other costs, multiemployer pension plan withdrawal obligations, impairment charges for goodwill, intangible assets and other long-lived assets. Refer to the Reconciliation of GAAP to Non-GAAP Measures schedules for more information.

(2)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a non-cash settlement charge of $135 million in settlement of retirement benefit obligations in the condensed consolidated statements of operations during the three months ended March 31, 2019. There were additional immaterial lump-sum settlements (unrelated to the transaction noted above) that resulted in a non-cash settlement charge of $1 million during the three months ended June 30, 2019.

(3)

Expenses related to acquisitions, the Merger Agreement and dispositions: Legal, accounting and other expenses associated with completed and contemplated acquisitions and dispositions; and costs associated with the agreement and plan of merger between the Company, Quad/Graphics, Inc. and QLC Merger Sub, Inc. (the “Merger Agreement”).

(4)	Purchase accounting adjustments: Purchase accounting inventory step-up adjustments and any gains associated with acquisitions.
(5)

Income tax expense (benefit): The three months ended March 31, 2019 included a $34 million benefit associated with the Company’s settlement of retirement benefit obligations. The three months ended September 30, 2018 included a $25 million non-cash provision primarily for the write-off of a deferred tax asset associated with the Company’s disposition of its European printing business on September 28, 2018.

(6)	Separation-related expenses: One-time transaction expenses associated with becoming a standalone company.
(7)	Loss on debt extinguishment: Loss related to a partial debt extinguishment.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended June 30, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Three Months Ended June 30, 2019		For the Three Months Ended June 30, 2018
	Net (loss) income	Net (loss) income per diluted share	Net income	Net income per diluted share
GAAP basis measures	$(24)	$(0.69)	$8	$0.23
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	20	0.58	8	0.21
Settlement of retirement benefit obligations (2)	—	0.01	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions (3)	6	0.18	1	0.03
Income tax adjustments	—	—	—	0.01

Total Non-GAAP adjustments	26	0.77	9	0.25

Non-GAAP measures	$2	$0.08	$17	$0.48

(1)

Restructuring, impairment and other charges - net: Operating results for the three months ended June 30, 2019 and 2018 were affected by the pre-tax restructuring charges below of $24 million ($20 million after-tax) and $11 million ($8 million after-tax), respectively.

	For the Three Months Ended June 30,
	2019	2018
Other restructuring charges (a)	$6	$7
Employee termination costs (b)	—	3
Other charges (c)	1	1
Impairment charges - intangibles (d)	17	—

Total restructuring, impairment and other charges - net	$24	$11

(a)

For the three months ended June 30, 2019 other restructuring charges included other facility costs as well as costs associated with new revenue opportunities and cost savings initiatives implemented in 2019, and multi-employer pension plan withdrawal obligations related to facility closures. For the three months ended June 30, 2018, other restructuring charges included other facility costs, a loss related to the Company’s disposition of its retail offset printing facilities and pension withdrawal obligations related to facility closures.

(b)	For the three months ended June 30, 2018, employee-related termination costs resulted from the reorganization of certain business units.

(c)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(d)

Due to the unprecedented drop in demand in the magazines and catalogs reporting unit, management determined that a further review of the reporting unit’s intangible assets for recoverability was appropriate as of June 30, 2019. As a result, the Company recorded a $17 million impairment charge related to a certain definite-lived customer relationship intangible asset in the magazines and catalog reporting unit for the three months ended June 30, 2019, which fully impaired the asset.

(2)

Settlement of retirement benefit obligations: During the three months ended June 30, 2019, there were immaterial lump-sum settlements that resulted in a total non-cash settlement charge of $1 million (a de minimis amount of after-tax charge).

(3)

Expenses related to acquisitions, the Merger Agreement and dispositions: The three months ended June 30, 2019 included pre-tax charges of $5 million ($6 million after-tax) primarily related to the Merger Agreement. The three months ended June 30, 2018 included pre-tax charges of $1 million ($1 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions and dispositions.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Six Months Ended June 30, 2019 and 2018

(in millions, except per share data)

(UNAUDITED)

	For the Six Months Ended June 30, 2019		For the Six Months Ended June 30, 2018
	Net (loss) income	Net (loss) income per diluted share	Net (loss) income	Net (loss) income per diluted share
GAAP basis measures	$(150)	$(4.48)	$(3)	$(0.09)
Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	33	0.99	12	0.32
Settlement of retirement benefit obligations (2)	101	3.03	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions (3)	12	0.36	1	0.04
Purchase accounting adjustments (4)	—	—	2	0.07
Income tax adjustments (5)	1	0.02	1	0.03

Total Non-GAAP adjustments	147	4.40	16	0.46

Non-GAAP measures	$(3)	$(0.08)	$13	$0.37

(1)

Restructuring, impairment and other charges - net: Operating results for the six months ended June 30, 2019 and 2018 were affected by the pre-tax restructuring charges below of $37 million ($33 million after-tax) and $17 million ($12 million after-tax), respectively.

	For the Six Months Ended June 30,
	2019	2018
Other restructuring charges (a)	$12	$10
Employee termination costs (b)	5	7
Other charges (c)	1	1
Impairment charges - intangibles (d)	17	—
Impairment charges - machinery and equipment (e)	2	—
Reduction of goodwill impairment charges (f)	—	(1)

Total restructuring, impairment and other charges - net	$37	$17

(a)

For the six months ended June 30, 2019, other restructuring costs included other facility costs as well as costs associated with new revenue opportunities and cost savings initiatives implemented in 2019, and multi-employer pension plan withdrawal obligations related to facility closures. The six months ended June 30, 2018 included other facility costs, a loss related to the Company’s disposition of its retail offset printing facilities and pension withdrawal obligations related to facility closures.

(b)

For the six months ended June 30, 2019, employee-related termination costs primarily resulted from the closure of one facility in the Magazines, Catalogs and Logistics segment. For the six months ended June 30, 2018 employee-related termination costs resulted from the closure of one facility in the Magazines, Catalogs and Logistics segment and the reorganization of certain business units and corporate functions.

(c)	Other charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(d)

Due to the unprecedented drop in demand in the magazines and catalogs reporting unit, management determined that a further review of the reporting unit’s intangible assets for recoverability was appropriate as of June 30, 2019. As a result, the Company recorded a $17 million impairment charge related to a certain definite-lived customer relationship intangible asset in the magazines and catalogs reporting unit for the six months ended June 30, 2019, which fully impaired the asset.

(e)

For the six months ended June 30, 2019, the Company recorded $2 million of net impairment charges related to machinery and equipment associated with facility closings in the Magazines, Catalogs and Logistics segment.

(f)

For the six months ended June 30, 2018, there was a reduction of $1 million of goodwill impairment charges as a result of a $1 million adjustment of previously recorded goodwill associated with prior acquisitions.

(2)

Settlement of retirement benefit obligations: During the three months ended March 31, 2019, the Company completed a partial settlement of its retirement benefit obligations, and as a result, the Company’s pension assets and liabilities were remeasured as of the settlement date. The Company recorded a pre-tax non-cash settlement charge of $135 million during the three months ended March 31, 2019. There were additional immaterial lump-sum settlements that resulted in non-cash settlement charges of $1 million during the three months ended June 30, 2019. There were total pre-tax non-cash settlement charges of $136 million ($101 million after-tax) in settlement of retirement benefit obligations in the condensed consolidated statements of operations during the six months ended June 30, 2019.

(3)

Expenses related to acquisitions, the Merger Agreement and dispositions: The six months ended June 30, 2019 included pre-tax charges of $12 million ($12 million after-tax) primarily related to the Merger Agreement. The six months ended June 30, 2018 included pre-tax charges of $2 million ($1 million after-tax) related to legal, accounting and other expenses associated with completed and contemplated acquisitions and dispositions.

(4)

Purchase accounting adjustments: The six months ended June 30, 2018 included pre-tax charges of $3 million ($2 million after-tax) as a result of purchase accounting inventory step-up adjustments and changes to purchase price allocations related to prior acquisitions.

(5)

Income tax adjustments: Included tax expense of $1 million for each of the six months ended June 30, 2019 and 2018 that was recorded due to the unfavorable impact associated with share-based compensation awards that lapsed during each of the periods.

Note: The income tax impact is calculated using the tax rate in effect for the non-GAAP adjustments.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Total Company GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended June 30, 2019 and 2018 and Twelve Months Ended June 30, 2019

(in millions)

(UNAUDITED)

Total LSC Communications

	Q2 2019 LTM	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$3,668	$869	$845	$939	$1,015	$943	$929

GAAP net (loss) income	(170)	(24)	(126)	(16)	(4)	8	(11)
Restructuring, impairment and other charges - net	55	24	13	17	1	11	6
Settlement of retirement benefit obligations	136	1	135	—	—	—	—
Expenses related to acquisitions, the Merger Agreement and dispositions	20	5	7	6	2	1	1
Purchase accounting adjustments	—	—	—	(1)	1	—	3
Depreciation and amortization	128	31	31	32	34	34	38
Interest expense - net	80	19	19	21	21	18	20
Income tax (benefit) expense	(8)	(3)	(37)	(3)	35	5	(4)

Non-GAAP Adjusted EBITDA	$241	$53	$42	$56	$90	$77	$53

Non-GAAP Adjusted EBITDA margin	6.6%	6.1%	5.0%	6.0%	8.9%	8.2%	5.7%
Net cash provided by (used in) operating activities	$191	$27	($24)	$188	$—	($2)	($24)
Capital expenditures	(75)	(21)	(28)	(11)	(15)	(17)	(20)

Free cash flow	$116	$6	($52)	$177	($15)	($19)	($44)

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended June 30, 2019 and 2018 and Twelve Months Ended June 30, 2019

(in millions)

(UNAUDITED)

Magazines, Catalogs and Logistics

	Q2 2019 LTM	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$1,722	$380	$403	$476	$463	$401	$427

(Loss) income from operations	($84)	($42)	($31)	($12)	$1	($6)	($14)
Depreciation and amortization	59	13	15	15	16	15	16
Restructuring, impairment and other charges - net	41	20	11	10	—	6	4

Non-GAAP Adjusted EBITDA	$16	($9)	($5)	$13	$17	$15	$6

Non-GAAP Adjusted EBITDA margin	0.9%	(2.4%)	(1.2%)	2.7%	3.7%	3.7%	1.4%
Capital expenditures	$32	$12	$10	$4	$6	$5	$9

Book

	Q2 2019 LTM	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$1,089	$289	$260	$258	$282	$266	$249

Income from operations	$61	$18	$13	$9	$21	$19	$9
Depreciation and amortization	50	13	12	13	12	13	14
Restructuring, impairment and other charges - net	4	1	1	1	1	3	1

Non-GAAP Adjusted EBITDA	$115	$32	$26	$23	$34	$35	$24

Non-GAAP Adjusted EBITDA margin	10.6%	11.1%	10.0%	8.9%	12.1%	13.2%	9.6%
Capital expenditures	$37	$7	$17	$6	$7	$9	$9

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Segment GAAP to Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended June 30, 2019 and 2018 and Twelve Months Ended June 30, 2019

(in millions)

(UNAUDITED)

Office Products

	Q2 2019 LTM	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$543	$139	$119	$140	$145	$154	$123

Income from operations	$46	$13	$8	$10	$15	$13	$2
Depreciation and amortization	12	3	3	2	4	3	4
Restructuring, impairment and other charges - net	5	1	—	4	—	1	1
Purchase accounting adjustments	—	—	—	—	—	—	1

Non-GAAP Adjusted EBITDA	$63	$17	$11	$16	$19	$17	$8

Non-GAAP Adjusted EBITDA margin	11.6%	12.2%	9.2%	11.4%	13.1%	11.0%	6.5%
Capital expenditures	$1	$1	$—	$—	$—	$1	$—

Other

	Q2 2019 LTM	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	$316	$61	$63	$67	$125	$122	$130

Income from operations	$24	$8	$4	$3	$9	$7	$7
Depreciation and amortization	6	1	1	2	2	2	4
Restructuring, impairment and other charges - net	1	—	—	1	—	—	—

Non-GAAP Adjusted EBITDA	$31	$9	$5	$6	$11	$9	$11

Non-GAAP Adjusted EBITDA margin	9.8%	14.8%	7.9%	9.0%	8.8%	7.4%	8.5%
Capital expenditures	$2	$—	$1	$—	$1	$1	$1

Corporate

	Q2 2019 LTM	Q2 2019	Q1 2019	Q4 2018	Q3 2018	Q2 2018	Q1 2018
Net sales	($2)	$—	$—	($2)	$—	$—	$—

Operating expenses	($52)	($13)	($13)	($21)	($5)	($15)	($10)
Investment and other (income)-net	(43)	(9)	(10)	(13)	(11)	(13)	(11)
Depreciation and amortization	1	1	—	—	—	1	—
Restructuring, impairment and other charges - net	4	2	1	1	—	1	—
Expenses related to acquisitions, the Merger Agreement and dispositions	20	5	7	6	2	1	1
Purchase accounting adjustments	—	—	—	(1)	1	—	2

Non-GAAP Adjusted EBITDA	$16	$4	$5	($2)	$9	$1	$4

Capital expenditures	$3	$1	$—	$1	$1	$1	$1

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018

(in millions)

(UNAUDITED)

	2019	2018
Net (loss)	$(150)	$(3)
Adjustment to reconcile net (loss) to net cash provided by (used in) operating activities:
Impairment charges	19	—
Depreciation and amortization	62	72
Provision for doubtful accounts receivable	4	4
Share-based compensation	4	8
Deferred income taxes	(39)	4
Settlement of retirement benefit obligations	136	—
Other	1	4
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	32	61
Inventories	(15)	(49)
Prepaid expenses and other current assets	1	(4)
Accounts payable	(13)	(81)
Income taxes receivable	(3)	2
Accrued liabilities and other	(36)	(44)

Net cash provided by (used in) operating activities	$3	$(26)

Capital expenditures	(49)	(37)
Acquisitions of businesses, net of cash acquired	(3)	4
Net proceeds from sales and purchase of investments and other assets	—	1

Net cash (used in) investing activities	$(52)	$(32)

Payments of current maturities and long-term debt	(22)	(26)
Net proceeds from credit facility borrowings	84	115
Payments for repurchase of common stock	—	(20)
Dividends paid	(17)	(18)
Other financing activities	(1)	(1)

Net cash provided by financing activities	$44	$50

Effect of exchange rate on cash and cash equivalents	1	(2)

Net (decrease) in cash, cash equivalents and restricted cash	$(4)	$(10)

Cash, cash equivalents and restricted cash at beginning of year	24	35

Cash, cash equivalents and restricted cash at end of period	$20	$25

Reconciliation to the Condensed Consolidated Balance Sheets	As of June 30, 2019	As of December 31, 2018
Cash and cash equivalents	$17	$21
Restricted cash included in prepaid expenses and other current assets	3	3

Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$20	$24

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Three Months Ended June 30, 2019 and 2018

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Other	Total LSC
Q2 2018 Net Sales as Reported	$401	$266	$154	$122	$943
Adjustments (1)	41	—	—	—	41

Q2 2018 Net Sales Pro Forma	$442	$266	$154	$122	$984

Q2 2019 Net Sales as Reported	$380	$289	$139	$61	$869
Adjustments (1)	—	—	—	—	—

Q2 2019 Net Sales Pro Forma	$380	$289	$139	$61	$869

As Reported % Change	(5.3%)	9.2%	(9.7%)	(50.1%)	(7.7%)
Pro Forma % Change	(14.0%)	9.2%	(9.7%)	(50.1%)	(11.6%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.2%)	0.3%	—%
Impact of pass-through paper sales	(1.1%)	4.1%	—%	(2.9%)	0.2%
Impact of dispositions (2)	(4.1%)	—%	—%	(45.9%)	(7.6%)

Q2 2019 Organic % Change (3)	(8.8%)	5.1%	(9.5%)	(1.6%)	(4.2%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended June 30, 2019 and 2018 to pro forma net sales as if the acquisitions took place as of January 1, 2018 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the three months ended June 30, 2019.

For the three months ended June 30, 2018, the adjustments for net sales of acquired businesses reflect the net sales of RR Donnelley’s Print Logistics business (“Print Logistics”) (acquired July 2, 2018).

(2)	Adjusted for the disposition of the Company’s retail offset printing facilities on June 5, 2018 and the sale of the Company’s European printing business on September 28, 2018.

(3)	Adjusted for the impact of acquisitions and dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Reconciliation of Reported to Pro Forma Net Sales

For the Six Months Ended June 30, 2019 and 2018

(in millions)

(UNAUDITED)

	Magazines, Catalogs & Logistics	Book	Office Products	Other	Total LSC
Q2 2018 YTD Net Sales as Reported	$828	$515	$277	$252	$1,872
Adjustments (1)	85	—	—	—	85

Q2 2018 YTD Net Sales Pro Forma	$913	$515	$277	$252	$1,957

Q2 2019 YTD Net Sales as Reported	$783	$549	$258	$124	$1,714
Adjustments (1)	—	—	—	—	—

Q2 2019 YTD Net Sales Pro Forma	$783	$549	$258	$124	$1,714

As Reported % Change	(5.3%)	6.8%	(6.8%)	(51.1%)	(8.4%)
Pro Forma % Change	(14.2%)	6.8%	(6.8%)	(51.1%)	(12.4%)

Non-GAAP Adjustments:
Impact of changes in foreign exchange rates	—%	—%	(0.3%)	(0.1%)	(0.1%)
Impact of pass-through paper sales	(0.5%)	2.9%	—%	(2.9%)	0.2%
Impact of dispositions (2)	(4.4%)	—%	—%	(46.8%)	(8.1%)

Q2 2019 YTD Organic % Change (3)	(9.3%)	3.9%	(6.5%)	(1.3%)	(4.4%)

The reported results of the Company include the results of acquired businesses from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the six months ended June 30, 2019 and 2018 to pro forma net sales as if the acquisitions took place as of January 1, 2018 for purposes of this schedule.

(1)	Adjusted for net sales of acquired businesses:

There were no acquisitions during the six months ended June 30, 2019.

For the six months ended June 30, 2018, the adjustments for net sales of acquired businesses reflect the net sales of Print Logistics (acquired July 2, 2018).

(2)	Adjusted for the disposition of the Company’s retail offset printing facilities on June 5, 2018 and the sale of the Company’s European printing business on September 28, 2018.

(3)	Adjusted for the impact of acquisitions and dispositions, changes in FX rates, and pass-through paper sales.

LSC COMMUNICATIONS REPORTS SECOND QUARTER 2019 RESULTS

LSC Communications, Inc.

Liquidity, Debt and Pension Summary

As of June 30, 2019 and December 31, 2018

(in millions)

(UNAUDITED)

Total Liquidity (1)	June 30, 2019	December 31, 2018
Availability
Stated amount of the Revolving Credit Facility (2)	$400	$400
Less: availability reduction from covenants	207	122

Amount available under the Revolving Credit Facility	$193	$278
Usage
Borrowings under Revolving Credit Facility	$150	$64
Impact on availability related to outstanding letters of credit	—	—

Total usage	$150	$64

Availability (3)	$43	$214
Cash	17	21

Net Available Liquidity	$60	$235

Short-term and current portion of long-term debt	$192	$108
Long-term debt	639	659

Total debt	$831	$767

Non-GAAP adjusted EBITDA for the twelve months ended June 30, 2019 and the year ended December 31, 2018	$241	$276
Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA(4))	3.45	2.78

Credit Agreement Consolidated Leverage Ratio (5)	3.09	2.54

Estimated Unfunded Status of Pension Benefit Plans

Based on the fair value of assets and the estimated discount rate used to value benefit obligations as of June 30, 2019, the Company estimates unfunded status of the pension benefit plans would approximate $100 million compared to $137 million at December 31, 2018.

	Qualified	Non-Qualified & International	Total
Estimated pension liabilities	$2,020	$94	$2,114
Estimated pension assets	2,010	4	2,014

Estimated unfunded status at June 30, 2019	$(10)	$(90)	$(100)

(1)	Liquidity does not include uncommitted credit facilities located outside of the U.S.
(2)

The Company has a $400 million senior secured revolving credit agreement (the “Revolving Credit Facility”) which expires on September 30, 2021. The Revolving Credit Facility is subject to a number of covenants, including, but not limited to, a minimum Interest Coverage Ratio and a maximum Consolidated Leverage Ratio, as defined in and calculated pursuant to the Revolving Credit Facility, that, in part, restrict the Company’s ability to incur additional indebtedness, create liens, engage in mergers and consolidations, make restricted payments and dispose of certain assets. There were $150 million and $64 million of borrowings under the Revolving Credit Facility as of June 30, 2019 and December 31, 2018, respectively. Effective August 5, 2019, the aggregate principal amount was reduced to $300 million as a result of an amendment to the Company’s Credit Agreement.

(3)

The Company would have had the ability to utilize $193 million of the $400 million Revolving Credit Facility and not have been in violation of the terms of the agreement as of June 30, 2019. Availability under the Revolving Credit Facility was reduced by $150 million in borrowings. If the August 5, 2019 Credit Agreement amendment had been effective as of June 30, 2019, the Company would have had the ability to utilize the entire $300 million Revolving Credit Facility and not have been in violation. This availability would have been reduced by $150 million in borrowings and $41 million of outstanding letters of credit, for a net availability of $109 million.

(4)	The leverage ratio calculation includes non-GAAP adjusted EBITDA since the respective closing date of each acquisition and does not include a full 12 months of non-GAAP adjusted EBITDA.
(5)

The Consolidated Leverage Ratio as defined in the Credit Agreement was 3.09 at June 30, 2019. The Consolidated Leverage Ratio was 2.54 at December 31, 2018. Effective August 5, 2019, the Company amended the Credit Agreement to increase the maximum permitted ratio from 3.25 to 3.75. Per the amendment, the ratio will step down to 3.50 on June 30, 2020 and further down to 3.25 on March 31, 2021. The full definition of Consolidated Leverage Ratio is included in the Credit Agreement filed as an exhibit to the quarterly report on Form 10-Q for the six months ended June 30, 2019.